UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 Engelhard Drive, Suite B	08831
Monroe Township, New Jersey	(Zip Code)
(Address of principal executive offices)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	OPTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01.	Other Events.

On May 19, 2021, Ocean Power Technologies, Inc. (“OPT”) entered into a Stipulation (the “Stipulation”) with Charles F. Dunleavy, both litigants in the matter captioned as American Arbitration Association, Employment Arbitration Tribunal, Case No. 01-18-0003-2374 (the “Action”) and the AAA panel approved the Stipulation on May 24, 2021. The Stipulation recounts that the panel of arbitrators in the Action issued two interim awards finding, among other things, that the termination for cause of Mr. Dunleavy was in breach of his employment contract and awarding him compensatory damages in the amount of $438,254.54. The panel denied Mr. Dunleavy’s claims for defamation and injunctive and declaratory relief. The panel also awarded Mr. Dunleavy attorneys’ fees, costs and pre-judgment interest. Under the Stipulation, OPT agreed to pay Mr. Dunleavy $1,223,963.14, representing the total compensatory damages, attorneys’ fees, costs and pre-judgment interest, which is the full amount awarded by the panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021

OCEAN POWER TECHNOLOGIES, INC.

/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer